MASTER AGREEMENT FOR PURCHASE OF INSURANCE POLICIES
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THIS AGREEMENT FOR PURCHASE OF INSURANCE  POLICIES (the "Agreement") is dated as of September 27, 1996, by and between Dignity Partners, Inc., a Delaware corporation (the "Seller"), with an office at 917 Tahoe Boulevard, Suite 204A, P.O. Box 8819, Incline Village, NV 89452, Mutual Benefits Corp., a Florida corporation (the "Purchaser"), with an office at 2881 E. Oakland Park Boulevard, Suite 200, Fort Lauderdale, FL 33306 and Brinkley, McNerney, Morgan, Solomon & Tatum LLP ("Escrow Agent").

WHEREAS, Purchaser desires to purchase from Seller, and Seller desires to sell, all right, title and interest in and to the life insurance policies set forth in Exhibit A hereto (each a "Policy" and collectively the "Policies"), including but not limited to the right to designate the beneficiary or beneficiaries entitled to receive the death benefits payable pursuant to the Policies set forth in Exhibit A , as amended from time to time (the "Proceeds"), to reflect the prepaid premiums as of each Closing Date (as hereinafter defined), the net death benefit as set forth in the updated verifications of coverage and any additional policies to be purchased and sold pursuant to the terms of the Agreement.

WHEREAS, title to the policies listed on Exhibit A is held by Bankers Trust Company as the owner and/or beneficiary pursuant to the Agency Agreement dated as of November 13, 1993, between Seller and Bankers Trust Company, and;.

WHEREAS, the parties hereto desire the Law Firm of Brinkley, McNerney, Morgan, Solomon & Tatum, LLP to act and it has agreed to act as Escrow Agent as set forth below.

NOW  THEREFORE,   in  consideration  of  the  mutual  covenants  and  agreements hereinafter set forth, the parties hereby agree as follows:

1. Purchase and Sale of Policy. (a) Subject to the terms and conditions set forth herein, Seller agrees to sell, transfer, convey, assign and deliver to Purchaser and Purchaser agrees to purchase from Seller, all Seller's right, title and interest in and to the Policies, including the right to designate the beneficiaries thereunder. Seller agrees that Seller, subject to Section 1(g) hereof, shall have no further right, title and interest in and to the Policies and the Proceeds of the Policies as of the Closing Date as hereinafter defined.

(b) On or before September 23, 1996, the Seller shall provide to the Purchaser copies of all policies, medical records and blank assignment and beneficiary forms to be used in naming Purchaser or its designee as assignee or owner and beneficiary, or both if applicable, and shall use reasonable efforts to cause Medical Escrow Society to provide to Purchaser updated verification of Documents" shall mean all documents in Seller's possession relating to Seller's acquisition and ownership of any policy and include, but are not limited to, (i) originals of all documentation and agreements executed or received in connection with Seller's initial acquisition of each Policy, including original medical records, medical releases, consent forms, insurance releases, the purchase or letter agreement, letter of mental competency of the insured under and of the original seller of such Policy, insurance questionnaire completed by the applicable insurance company or groups administrator or employer, viator's statement, disclosure statement required under applicable law, and correspondence since original acquisition, (ii) resolution of legal authority of the corporate officer signing on behalf of Seller and (iii) original of policy or copy of handbook, if available.

(c) On or before October 4, 1996, the Purchaser shall complete the assignment of ownership and change of beneficiary documents and return them to the Seller to be signed, held and delivered by Seller pursuant to paragraph 1(e). The Purchaser shall have the right at any time prior to the receipt of the Corporate Approved Documents (as herein defined), to substitute with the Seller revised change of beneficiary documents provided that the Escrow Agent simultaneously verifies that it is holding an amount not less than the agreed Purchase Price (as herein defined) for all of the Policies.

(d) At the time that the Purchaser delivers pursuant to paragraph 1(c) to the Seller the assignment and/or change in beneficiary forms for each policy, the Escrow Agent shall acknowledge to the Seller that the Escrow Agent is holding in escrow an amount not less than the aggregate Purchase Price for the Policies. Such funds shall be held and disbursed by the Escrow Agent pursuant to the terms of this Agreement.

(e) Within two business days of receipt of corporate approval pursuant to paragraph 4(b) of this Agreement, the Seller shall deliver to the applicable insurance company or other party properly executed assignments of ownership and changes of beneficiaries necessary to cause such insurance companies or other applicable parties to designate Purchaser or its designee, except as set forth in Section 3 of this Agreement, (A) if an individual policy, (i) the owner or absolute assignee and (ii) the sole beneficiary under the Policy and (B) if a group policy, (i) the absolute assignee or (ii) the irrevocable beneficiary under the Policy and the "Corporate Approval Documents." If the Seller shall fail to provide to the Purchaser within 90 days of the date this Agreement documents showing corporate approval of this transaction as described in paragraph 4 (b) below, this Agreement shall be deemed null and void.

(f) Upon receipt of written acknowledgment from the applicable insurance company or other party of the assignment of ownership and/or change of beneficiaries on each Policy, (the "Closing Date") the Escrow Agent shall disburse by wire transfer the Purchase Price for that Policy to the Seller within one business day provided that in the event more than 20 such acknowledgments are received in any one day Escrow Agent shall have reasonable a time to disburse the Purchase Price for such policies. Upon receipt of the Purchase Price for any Policy, Seller shall deliver to Purchaser the remaining Closing Documents.

(g) In the event of the death of a person insured under a Policy before the change of beneficiaries is acknowledged by the insurance company or other party, or in the event the Escrow Agent has not received the written acknowledgment required under paragraph 1(f) for any Policy within 90 days of the date the assignment and/or beneficiary form was delivered pursuant to paragraph 1(e), the purchase and sale of such Policy shall be rescinded and both parties shall take all reasonable action in order to place the other party in the position it would have been in prior to such purchase and sale. Such action on the part of Purchaser shall include, but not be limited to, reassigning such Policy and the beneficiary rights thereunder to Seller and returning any death benefits Purchaser may have received for such Policy. Such action on the part of the Seller shall include, but not be limited to, returning the purchase price paid in respect of such Policy, together with any interest thereon, and any premiums Purchaser may have paid on such Policy. Seller shall have a reasonable time to distribute the purchase price for such policies.

2. Purchase Price. In consideration of the sale, transfer, conveyance assignment and delivery of each Policy, Purchaser shall, in full payment thereof, pay to the Seller a total Purchase Price equal to (i) 61.86% of the aggregate net death benefits shown in Exhibit A for each Policy and (ii) the pro rata amount of any prepaid premium paid by Seller as of the Closing Date. In the event any Policy listed on Exhibit A is not transferred to the Purchaser or its assign, the Purchase Price shall be reduced by an amount equal to 61.86% of the aggregate net benefits and the pro rata amount of any prepaid premium set forth in Exhibit A for any Policy not transferred. The Seller shall be responsible for the payment of any premiums that are due under the normal terms and conditions of the Policy, on or before the Closing Date for any of the Policies listed on Exhibit "A".

3. Assumption of Liabilities. To the extent that any viatical settlement broker or other party is designated as a beneficiary or entitled to receive a fee upon collection of the Proceeds as set forth in Exhibit A, such broker or other party shall be continued to be so named or so entitled and the Purchaser agrees to so pay such fee upon collection of the proceeds of the such Policy.

4. Covenants, Representations and Warranties of Seller. Seller hereby covenants, represents and warrants to Purchaser as follows:

(a) Organization. Seller is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware.

(b) Authorization and Approval of Closing Documents. Seller has obtained Board of Director approval for this transaction and Seller shall use its best efforts to obtain shareholder approval and provide written evidence of said approvals reasonably satisfactory to the Purchaser ("Corporate Approval Documents") in the form of copies of such corporate resolutions of the Seller duly authorized, certified and executed by the Secretary of Seller showing shareholder and Board of Director approval of this sale. If such shareholder is not obtained, this Agreement shall be deemed null and void.

(c) Execution, Delivery and Performance of Closing Documents; Authority. Neither the execution, delivery nor performance of this Agreement or any other Closing Document by Seller will, with or without the giving of notice or the passage of time, or both, conflict with, result in a default, right to accelerate or loss of rights under, or result in the creation of any lien, charge or encumbrance pursuant to any mortgage, deed of trust, lease, license, agreement, law, rule or regulation or any order, judgment or decree to which Seller is a party or by which Seller may be bound or affected. Seller has full power and authority to enter into this Agreement and this Agreement constitutes a vallid and binding obligation of the Seller.

(d) Original Acquisition of Policies. To the best of Seller's knowledge after due inquiry, Seller has complied with all applicable laws in connection with its original acquisition and ongoing servicing of each Policy. Each purchase or letter agreement executed in connection with the Seller's original acquisition of each respective Policy was validly authorized by the Seller and is enforceable in accordance with its respective terms.

(e) Title to Policy. To the best of Seller's knowledge after due inquiry, each Policy, when issued, was validly issued, is enforceable in accordance with its terms, Seller is the named owner or acting on behalf of the named owner of the Policy, and Seller has the legal right to either (i) assign ownership or (ii) designate the beneficiary thereunder. Neither the Policy nor the Proceeds, to the best of Seller's knowledge after due inquiry, is subject to any mortgage, pledge, charge, security interest, encumbrance or adverse claim of any nature whatsoever, direct or indirect, whether accrued, absolute contingent or otherwise, including without limitation, claims of lien holders, collateral assignees and irrevocable beneficiaries, except as may be set forth in Exhibit
A. To the best of Seller's knowledge after due inquiry, there exists no material fact which would impair the validity or enforceability of or amount payable under any Policy.

(f) Litigation. There is no litigation pending or threatened against Seller that could have an adverse effect on this transaction or any Policy.

(g) Undertakings. Seller shall, to the extent it has knowledge, promptly notify Purchaser of: (i) a change from the insured's current address, telephone number or employment (if any); (ii) a change in the insured's attending physician(s);
(iii) any change regarding the diagnosis, treatment and prognosis of the current mental and physical condition of the insured; and (iv) the death of any person insured under a Policy. Further, Seller shall notify Purchaser of and forward correspondence received in connection with any Policy and shall cause the execution and delivery of any document, certificate or other written statement required to be executed by Seller or Banker's Trust Company to activate or maintain any disability waiver of premium provision on any Policy. Nothing in this Section (4)(g) creates an affirmative duty to obtain or inquire as to any of the foregoing. Seller agrees to take any and all actions, or cause such action to be taken, reasonably requested by Purchaser, including the execution and delivery of additional documents or information, in connection with the consummation of the transaction contemplated by this Agreement, or reasonably requested by Purchaser.

5. Representations and Warranties of Purchaser. Purchaser hereby represents and warrants to Applicant as follows:

(a) Organization. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of Florida and has full power and authority to enter into this Agreement and to carry out the transactions contemplated by this Agreement and the other Closing Documents. This Agreement and the other Closing Documents constitute valid and binding obligations of Purchaser.

(b) Authorization and Approval of Closing Documents. All proceedings or corporate action necessary to be taken by Purchaser to authorize the execution and delivery of this Agreement and the other Closing Documents have been taken.

(c) Execution, Delivery and Performance of Closing Documents; Authority. Neither the execution, delivery or performance of this Agreement or any other Closing Document by Purchaser will, with or without the giving of notice or the passage of time, or both, conflict with, result in a default, right to accelerate or loss of rights under, or result in the creation of any lien, charge or encumbrance pursuant to any provision of Purchaser's Certificate of Incorporation or By-laws, mortgage, deed of trust, lease, license, agreement, law, rule or regulation or any order, judgment or decree to which Purchaser is a party or by which it may be bound or affected.

(d) Undertakings. Purchaser shall, to the extent it has knowledge, promptly notify Seller of the death occurring prior to the Closing Date of any person insured under a Policy.

(e) Litigation. There is no pending or threatened litigation pending or threatened against Purchaser that could have an adverse effect on this transaction or any Policy.

(f) Acquisition of Policies. To the best of Purchaser's knowledge after due inquiry, Purchaser has complied with all applicable laws in connection with its acquisition of each Policy.

6.       Indemnification.

(a) Seller Indemnity. I. Seller hereby indemnifies and agrees to defend and hold Purchaser and its affiliates and respective directors, shareholders, employees and controlling persons harmless from any, against and in respect of (and shall on demand reimburse Purchaser for):

         (i) any and all loss, liability or damage suffered or incurred by Purchaser in respect of or in connection with any claim arising under any Policy in connection with the breach of any representation or warranty by Seller or the ownership and servicing by the Seller or its affiliates occurring prior to the Closing Date or relating to the business or activities of the Seller; and

         (ii) any and all actions, suits, proceedings, claims, demands, assessments judgments, costs and expenses, including without limitation, legal fees and expenses, incident to any of the foregoing or incurred in investigating or attempting to avoid the same or oppose to the imposition thereof, or in enforcing this indemnity.

         II. In case a claim shall be made or any action shall be brought against the Purchaser based upon Section 6(a)(I.) of this Agreement and in respect to which indemnity can be sought against the Seller pursuant thereof, the Purchaser shall promptly notify the Seller in writing, and the Seller shall promptly assume the defense thereof, including the employment of counsel chosen by the Seller and approved by the Purchaser (provided that such approval by the Purchaser shall not be unreasonably withheld), the payment of all expenses and the right to negotiate and consent to settlement. If the Purchaser is advised in a written opinion of counsel that there may be legal defenses available to it which are adverse to or in conflict with those available to the Seller, or that the defense of the Purchaser should be handled by separate counsel, the Seller shall not have the right to assume the defense of the Purchaser, but shall be responsible for the fees and expenses of counsel retained by the Purchaser, and provided also that, if the Seller shall have failed to assume the defense of such action or to retain counsel reasonably satisfactory to the Purchaser within a reasonable time after notice of the commencement of such action, the fees and expenses of counsel retained by the Purchaser. Notwithstanding, and in addition to, any of the foregoing, the Purchaser shall have the right to employ separate counsel with respect to any such claim or in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be paid by the Purchaser unless the employment of such counsel has been specifically authorized, in writing, by the Seller. The Seller shall not be liable for any settlement of any such action effected without its consent, but if settled with the consent of the Seller or if there be a final judgment for the plaintiff in any such action with or without consent, the Seller agrees to indemnify and hold harmless the Purchaser from and against any loss or liability by reason of such settlement or judgment.

(b) Purchaser Indemnity. I. Purchaser hereby agrees to indemnify, defend and hold Seller harmless and its affiliates and respective directors, shareholders, employees and controlling persons harmless from and against, and in respect of (and shall on demand reimburse Seller for):

         (i) any and all loss, liability or damage suffered or incurred by Seller in respect of or in connection with any claim arising under any Policy in connection with the breach of any representation or warranty by Purchaser or the ownership and servicing by the Purchaser or its affiliates occurring on or after the Closing Date or relating to the business or activities of the Purchaser; and

         (ii) any and all actions, suits, proceedings, claims, demands, assessments, judgments, costs and expenses, including, without limitation, legal fees and expense, incident to any of the foregoing or incurred in investigating or attempting to avoid the same or to oppose the imposition thereof, or in enforcing this indemnity.

         II. In case a claim shall be made or any action shall be brought against the Seller based upon Section 6(b)(I) of this Agreement and in respect of which indemnity can be sought against the Purchaser pursuant thereto, the Seller shall promptly notify the Purchaser in writing, and the Purchaser shall promptly assume the defense thereof, including the employment of counsel chosen by the Purchaser and approved by the Seller (provided that such approval by the Seller shall not be unreasonably withheld), the payment of all expenses and the right to negotiate and consent to settlement. If the Seller is advised in a written opinion of counsel that there may be legal defenses available to it which are adverse to or in conflict with those available to the Purchaser, or that the defense of the Seller should be handled by separate counsel, the Purchaser shall not have the right to assume the defense of the Seller, but shall be responsible for the fees and expenses of counsel retained by the Seller, and provided also that, if the Purchaser Seller shall have failed to assume the defense of such action or to retain counsel reasonably satisfactory to the Seller within a reasonable time after notice of the commencement of such action, the fees and expenses of counsel retained by the Seller. Notwithstanding, and in addition to, any of the foregoing, the Seller shall have the right to employ separate counsel with respect to any such claim or in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be paid by the Seller unless the employment of such counsel has been specifically authorized, in writing, by the Purchaser. The Purchaser shall not be liable for any settlement of any such action effected without its consent, but if settled with the consent of the Purchaser or if there be a final judgment for the plaintiff in any such action with or without consent, the Purchaser agrees to indemnify and hold harmless the Seller from and against any loss or liability by reason of such settlement or judgment.

7. Survival of Representations, Warranties and Covenants. Each statement, representation, warranty, indemnity, covenant and agreement in this Agreement or in any information document, certificate or other instrument delivered by or on behalf of Seller pursuant or as incident to this Agreement shall survive the consummation of the transaction contemplated by this Agreement.

8. Notices. Any and all notices or other communications required or permitted to be given under any provisions of this Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by overnight courier addressed to the party at the addresses set forth in the preamble (or at such other address as either party may specify by notice to the other party given as aforesaid).

9. Legal And Other Costs. In the event that any party (the "Defaulting Party") defaults under this Agreement and, as a result thereof, the other party (the "Non-Defaulting Party") seeks to legally enforce rights hereunder against the Defaulting Party, then, in addition to all damages and other remedies to which the Non-Defaulting Party is entitled by reason of such default, the Defaulting Party shall promptly pay to the Non-Defaulting Party an amount equal to all costs and expenses (including reasonable attorneys' fees) paid or incurred by the Non-Defaulting Party in connection with such enforcement.

10.  Miscellaneous

(a) Entire Agreement. This writing constitutes the entire agreement of the parties with respect to the subject matter hereof and may not be modified, amended or terminated except by written agreement specifically referring to this Agreement signed by the parties hereto.

(b) Waiver. No waiver of any breach or default hereunder shall be valid unless in writing and signed by the party giving such waiver, and no such waiver shall be deemed a waiver of any subsequent breach or default of the same or similar nature.

(c) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of (i) Purchaser and its successors and assigns, and (ii) Seller and its successors and assigns.

(d) Section Headings. The Section headings contained herein are for the purposes of convenience only and are not intended to define or limit the contents of the Sections.

(e) Cooperation. Each party hereto shall cooperate, shall take such further action and shall execute and deliver such further documents as may be reasonably requested by any other party in order to carry out any of the provisions and purposes of this Agreement.

(f) Counterparts. This Agreement may be executed in one or more counterparts, all of which taken together shall be deemed an original.

(g) Governing Law and Jurisdiction. This Agreement and all amendments thereof shall be governed by and construed in accordance with the laws of the State of Florida. Notwithstanding the foregoing, any action at law or in equity shall be filed in any appropriate State or Federal court located in Broward County, Florida. The parties to this Agreement hereby consent and submit to the personal jurisdiction of such courts for the purposes of litigating any such action.

11. Purchaser and Seller appoint Brinkley, McNerney, Morgan, Solomon & Tatum LLP as Escrow Agent hereunder for the purpose of holding funds for the purchase of policies. The Escrow Agent shall hold and release monies pursuant to paragraph 1 of this Agreement. In those cases where the ownership of a policy is not being transferred pursuant to Paragraph 1(g), the Escrow Agent shall return the Purchase Price of that policy to the Purchaser after reviewing written notification from the Seller.

12. In performing its duties as Escrow Agent, Brinkley, McNerney, Morgan, Solomon & Tatum LLP shall not incur any liability to Seller or to Purchaser for any damages, losses or expenses which either party may sustain or incur, unless the same is a direct result of the breach of this Agreement, negligence or intentional misconduct of Escrow Agent. Escrow Agent shall be entitled to rely on any document(s) which Escrow Agent reasonably believes satisfy the terms and conditions of the escrow. Seller and Purchaser each hereby agree to indemnify and hold harmless Escrow Agent from and against all losses, claim, damages, liabilities and expenses which it may sustain or incur hereunder, including, without limitation, reasonable attorney's fees, which may be imposed upon Escrow Agent or incurred by Escrow Agent in connection with the performance of its duties herein, except for such losses, claims, damages, liabilities and expenses related to Escrow Agent's breach of this Agreement, negligence or intentional misconduct. Seller understands that the Law Firm of Brinkley, McNerney, Morgan, Solomon & Tatum, LLP, Escrow Agent, is not rendering any legal advice to Seller and has no responsibility with regard to the transaction contemplated in this Agreement other than to comply with the terms of the provisions of paragraphs 1(d), 1(f), 1(g), 11 and 12 of this Agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

ATTEST                                      PURCHASER
                                            MUTUAL BENEFITS CORP.




By:                                         By:
   -----------------------------               -----------------------------
                                               Les Steinger, President

--------------------------------
Typed or Printed Name of Witness

ATTEST                                      SELLER
                                            DIGNITY PARTNERS, INC.




By:                                         By:
   -----------------------------               -----------------------------
                                               Alan B. Perper
                                               President

--------------------------------
Typed or Printed Name of Witness


This Agreement is executed by Brinkley, McNerney, Morgan, Solomon & Tatum LLP solely as Escrow Agent and Escrow Agent has no responsibility with regard to the transaction contemplated in this Agreement other than to comply with the terms of the provisions of paragraphs 1(d), 1(f), 1(g), 11 and 12 of this Agreement.


ATTEST                                    ESCROW AGENT
                                          BRINKLEY, MCNERNEY, MORGAN,
                                          SOLOMON & TATUM LLP




By:                                       By:
   -----------------------------             -----------------------------

                                             Michael J. McNerney